Exhibit 99.1

Contact:

AtriCure, Inc.

Andy Wade

Vice President and Chief Financial Officer

(513) 755-4564

awade@atricure.com

Investor Relations Contact:

Lynn Pieper

Westwicke Partners

(415) 202-5678

Lynn.pieper@westwicke.com

AtriCure Appoints Robert S. White to its Board of Directors

WEST CHESTER, Ohio – March 11, 2013 – AtriCure, Inc. (Nasdaq: ATRC), a medical device company and a leader in cardiac surgical ablation systems for the treatment of atrial fibrillation, or AF, and systems for the exclusion of the left atrial appendage, today announced that Robert “Bob” S. White has been appointed to the Company’s Board of Directors, effective immediately.

Mr. White is a veteran in the medical technology industry with over 25 years of experience in commercial expansion, operations and sales. He is currently President and CEO of TYRX, a privately-held company, which commercializes innovative, implantable combination drug and device products focused on infection control, including the AIGISRx® Antibacterial Envelope, designed to reduce surgical site infections associated with Cardiac Implantable Electronic Devices (CIEDs). Prior to joining TYRX, Mr. White held several positions with Medtronic, Inc. Mr. White served as President of Medtronic Kyphon following its $3.9 billion acquisition of the spinal treatment business. During his time with Medtronic, Mr. White also served as President of Physio Control and was responsible for commercial operations of the Cardiac Rhythm Disease Management business as Vice President of U.S. Sales and Global Marketing. Earlier in his career, Mr. White held positions with General Electric Company and Eli Lilly and Company among others. Mr. White holds a MBA from Cornell University and a BS in Aerospace Engineering from the University of Missouri-Rolla.

“Bob has significant leadership experience spanning operations, business development and sales and marketing within the medical device industry, and I believe he will bring significant value to AtriCure and its Board of Directors,” said Michael Carrel, President and CEO of AtriCure. “It was immediately clear that Bob exceeded our collective criteria for a board member as he is a seasoned executive with extensive experience growing companies commercially. His experience managing and growing several hundred million dollar divisions within Medtronic, and as the current CEO of TYRX, will be incredibly valuable as we seek to further penetrate the AF market. We are thrilled to have him on board.”

“I am pleased to be joining AtriCure, a company at its inflection point in terms of growth and of making great progress in the treatment of atrial fibrillation,” said Mr. White. “I look forward to working with the Board and the team at AtriCure to help execute on a solid strategy to expand commercialization and further develop the current and future pipeline.”

About AtriCure, Inc.

AtriCure, Inc. is a medical device company providing innovative Atrial Fibrillation (Afib) solutions designed to produce superior outcomes that reduce the economic and social burden of Atrial Fibrillation. AtriCure’s Synergy Ablation System is the first and only device approved for the treatment of Persistent and Longstanding Persistent forms of Afib in patients undergoing certain open concomitant procedures. AtriCure’s AtriClip Left Atrial Appendage (LAA) exclusion device is the most widely implanted device for LAA management worldwide. The company believes cardiothoracic surgeons are adopting its ablation and LAA management devices for the treatment of Afib and reduction of Afib related complications such as stroke. Afib affects more than 5.5 million people worldwide.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements that address activities, events or developments that AtriCure expects, believes or anticipates will or may occur in the future, such as earnings estimates (including projections and guidance), other predictions of financial performance, launches by AtriCure of new products and market acceptance of AtriCure’s products. Forward-looking statements are based on AtriCure’s experience and perception of current conditions, trends, expected future developments and other factors it believes are appropriate under the circumstances and are subject to numerous risks and uncertainties, many of which are beyond AtriCure’s control. These risks and uncertainties include the rate and degree of market acceptance of AtriCure’s products, AtriCure’s ability to develop and market new and enhanced products, the timing of and ability to obtain and maintain regulatory clearances and approvals for its products, the timing of and ability to obtain reimbursement of procedures utilizing AtriCure’s products, competition from existing and new products and procedures or AtriCure’s ability to effectively react to other risks and uncertainties described from time to time in AtriCure’s SEC filings, such as fluctuation of quarterly financial results, reliance on third party manufacturers and suppliers, litigation or other proceedings, government regulation and stock price volatility. AtriCure does not guarantee any forward-looking statement, and actual results may differ materially from those projected. AtriCure undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise. A further list and description of risks, uncertainties and other matters can be found in our Annual Reports on Form 10-K and Quarterly Reports on Form 10-Q.